Exhibit 99.1

NEWS RELEASE

Contacts:

Ray Leonard
President and Chief Executive Officer
713-353-9445

Anne Pearson / Jack Lascar
Dennard-Lascar Associates
713-529-6600

Hyperdynamics to Seek Two-Year Appraisal Period

for Offshore Guinea Program

HOUSTON, Sept. 21, 2017 — Hyperdynamics Corporation (OTCQX: HDYN) (“Hyperdynamics” or the “Company”), today announced that it has notified the government of the Republic of Guinea that it will be seeking a two-year appraisal period under its oil and gas Production Sharing Contract.

“Based on further analysis of the results of the recently drilled Fatala-1 exploration well regarding the oil saturation calculation — plus our internal review and the log analysis conducted by eSeis, an independent geophysical and petrophysical consultant — we believe we have made a petroleum discovery that implies the presence of commercially exploitable resources as specifically defined in our Production Sharing Contract,” said Ray Leonard, Hyperdynamics’ President and Chief Executive Officer. “As a result, we are requesting a two-year appraisal period from the Government of Guinea.

“We will be developing an appraisal work program and budget that we intend to present and discuss at an Oil and Gas Operations Management Committee meeting with the Guinea Petroleum Directorate that we have proposed at the end of October,” he added.

Hyperdynamics’ current 50% partner, South Atlantic Petroleum Ltd., (SAPETRO) notified the Company that it will not apply for an appraisal period extension with the Company and will withdraw from the Joint Operating Agreement (JOA) and the PSC and will assign its 50% interest to the Company free of cost. SAPETRO remains liable for its share of obligations relating the PSC and the JOA through the withdrawal, but not for expenditures relating to the appraisal program.  Hyperdynamics will be 100% interest holder and will look for partners to share risks and costs.

“We remain committed to seeking to create value for our investors,” Leonard said. “While SAPETRO has decided not to continue exploring with us in Guinea, we want the opportunity to appraise the Fatala prospect area to determine whether or not it is commercial.”

Hyperdynamics earlier reported that the well did not yield oil shows above oil-based mud signature during drilling or from an analysis of the cuttings taken from the well. Additionally, the primary target of its exploration — a 75-meter-thick channel — did not contain reservoir-quality sand.

However, further detailed study of the well logs identified five meters of calculated hydrocarbons in the upper Cenomanian channel (Cenomanian 03) located above the primary target formation.  The five-meter sand has an average porosity of 17% and a hydrocarbon saturation of 61%. A minor background gas increase was also observed while drilling through this interval.  The well was drilled on the edge of this channel, and the well result will be integrated with the seismic data to determine the commercial potential of this zone.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in Northwest Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This News Release contains “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “plan,” “project,” “anticipate,” “estimate,” “believe,” or “ think.” Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. In particular, there can be no assurance that the Guinea government will agree to the appraisal period or that, if they do, the Company will be able to obtain necessary financing or that the further analysis of results will translate into a commercial discovery in an appraisal well.

We assume no duty to update or revise our forward-looking statements based on changes in plans or expectations or otherwise.

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